Exhibit 10.29

UNIVERSAL LEASE AGREEMENT

THIS UNIVERSAL LEASE AGREEMENT (“Lease”) is effective as of the 1st day of January, 2005, by and between The County of Jackson, a Michigan municipal corporation, of 120 W. Michigan Avenue, Jackson, MI 49201 (hereinafter “Lessor”) and Jackson Trotting Association, LLC, a Michigan limited liability company, of 200 W. Ganson Street, P.O. Box 881, Jackson, MI 49204-0881 (hereinafter “Lessee”).

W I T N E S S E T H:

WHEREAS, Lessee desires to enter into a live harness racing lease with Lessor for the purpose of permitting Lessee to conduct annual live harness horse racing meets at the Jackson County Fairgrounds under the terms and conditions hereafter set forth;

WHEREAS, Lessee desires to enter into a simulcasting lease for the purpose of permitting Lessee to conduct simulcasting of intrastate and interstate horse racing events under the terms and conditions hereafter set forth;

WHEREAS, Lessee desires to engage in and allow pari-mutuel wagering for live harness horse racing and for simulcasting under the terms and conditions as hereafter set forth; and

WHEREAS, Lessor and Lessee desire to enter into one universal lease agreement to define the parties’ agreement for live harness horse race meets and simulcasting under the terms and conditions as hereafter set forth in this Lease Agreement (hereafter “Lease” or “Universal Lease”).

NOW, THEREFORE, in consideration of the covenants and obligations negotiated and agreed upon between the parties, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Lessor and Lessee agree as follows:

1.             Premises.

A.            Live Racing:  Lessor hereby leases to Lessee for live harness horse racing the following described premises (“Premises”) situated in the City of Jackson, County of Jackson, State of Michigan, commonly known as the Jackson County Fairgrounds, and more particularly described as follows:

That piece or parcel of land bounded on the north by a public street known as North Street, on the west by a public street known as Blackstone Street, on the south by a public street known as Ganson Street, and on the east by the Grand Trunk Western Railroad right-of-way, including the grandstand, barns, stables and parking areas, as hereafter more fully described.

EXCLUDING Antique Tractors Barn, a/k/a Barn #19, and to the extent owned by Lessor and is part of the Fair Premises, the Railroad Spur and Railroad Bridge Foundations along the Grand River, Milking Parlor/Retail Milk Store, Barn 2, Barn 10 (may use the lean-to’s), Barn 11 (may use the lean-to), Barn 12, Covered Arena, Horse Arena, Herman Gumper Exhibition Hall, Log Cabin, Fair Offices, Gazebo, Garage next to Fair Office, Fair Events Center, Stage, Dressing Rooms, Workshop, Pole Storage Building, and infield (when it is not a live racing day).

Lessee’s parking shall be as designated within paragraph 22 below.

Lessor shall have full and complete use and access to all barn areas during any period of time when no live harness horse race meets exist for its sole and exclusive purpose including for Lessor’s annual Rural Education Days for local and surrounding county school districts.

During live harness horse race meets, the so-called North Street Gate, on the south side of North Street, shall remain open during normal business hours for the use of the Jackson County Fair and its personnel. Security and/or placement of security guards as mandated or deemed necessary by the Michigan Office of the Racing Commissioner, Jackson Trotting Association, LLC and/or any other governing body shall be the sole and exclusive responsibility of Lessee. Ingress and/or egress at the Ganson Street main drive shall remain open during the period commencing two hours prior to and ending one hour after the conduct of live racing. Lessor and Lessee shall use their best efforts to mutually coordinate parking during situations when both Lessor and Lessee have conflicting events. Alternate ingress and/or egress for Lessee’s use shall be allowed at the western perimeter, South Blackstone gate, and the East Ganson Street livestock gate.

Lessee’s use of the barns during the live harness race meets shall be as solely designated by Lessor and shall include Barn 1, Barn 3, Barn 10 lean to’s, Barn 11 lean to, Barn 16, Barn 17 and Barn 18 or Barn 3, Barn 7, Barn 16, Barn 17 and Barn 18.

Lessor shall allow the horsemen to have the use of the entire building known as the Track Kitchen during live harness race meets. Lessee shall be responsible and shall indemnify Lessor for the horsemen and their conduct. Lessee shall also be responsible for all repair and/or improvements to the Track Kitchen subject to the express prior written approval of Lessor. All repairs and/or improvements shall be at Lessee’s sole cost and expense.

B.            Simulcasting:  Lessor further leases to Lessee the following described premises for simulcasting located within the Jackson County Fairground harness horse race track generally described as the south end of the Grandstand, including restrooms, restaurant, and general offices as well as the parking designated in paragraph 22 below.

C.            Occupancy:  Lessor shall have full and absolute use and occupancy of the Premises one week prior to the annual Jackson County Fair, the week of the annual Jackson County Fair and one week subsequent to the annual Jackson County Fair (collectively, the “Jackson County Fair Period”) as well as to the barns and all other areas of the Jackson County Fairgrounds the first week of April for Lessor’s Rural Education Days program for the local and surrounding school districts. Lessor guarantees occupancy consistent with paragraph 1B above to Lessee during the so-called “Triple Crown” horse racing events which end with the Belmont Stakes held no later than the second Saturday of June. Lessor agrees that it will not hold the Jackson County Fair prior to June 15 in any year without the prior express written consent of the Lessee, which consent Lessee may withhold in its sole and absolute discretion.

2.             Use.

A.            Live Racing:    To conduct live standard bred harness horse racing events for a period each year as fixed and determined by the Michigan Office of the Racing Commissioner.

B.            Simulcast:   To conduct pari-mutuel wagering on intrastate and interstate simulcast of horse racing events and any other event for which Michigan law may now or in the future permit pari-mutuel wagering. For purposes of this Lease, the term “Simulcast” means the live transmission of video and audio signals conveying interstate and intrastate horse racing events and as that term is currently specifically defined within the Michigan Racing Law of 1995, Act 279 of the Public Acts of 1995, as may be amended from time to time.

The leased simulcasting premises shall be used for no other purpose other than to conduct pari-mutuel wagering as may be allowed now or in the future. Gaming, video gaming, gambling, games of chance or other gambling, including, but not limited to, slot machines or any other gambling (“Gaming”) other than pari-mutuel wagering on simulcast horse racing events is strictly prohibited.

If, during the term of this Lease, any Federal, State or local legislation is enacted which allows Lessee to hold, profit, conduct or otherwise engage in onsite Gaming, distinct from pari-mutuel wagering on simulcast events, Lessee will nonetheless be prohibited from conducting said Gaming unless Lessee obtains the express prior written consent of Lessor.

3.             Term. This Universal Lease shall be comprised of eight (8) yearly terms commencing January 1, 2005, through December 31, 2005, and on a calendar year basis thereafter, terminating as of the last day of the eighth annual term on December 31, 2012, unless extended pursuant to express written agreement between Lessor and Lessee.

4.             Rent.

A.            Live Racing:  Lessee shall pay to Lessor an annual base rent of $7,500 for each and every year of this Lease payable as follows:  $4,500 for yearly maintenance of grounds and $3,000 annual prepaid rent. Further, Lessee shall pay an additional sum to Lessor equal to 1% of the pari-mutuel handle in excess of $30,000 for any single day, less a one time credit of $3,000 of the above-referenced annual prepaid rent. Said percentage rental is due and payable by Lessee to Lessor within fourteen (14) days from the conclusion of each and every seasonal harness horse race meet.

B.            Simulcast:  Lessee shall pay to Lessor rent at the rate of .0065% of Lessee’s daily gross simulcasting pari-mutuel wagering handle which shall be due and payable to Lessor by Lessee on a monthly basis during the term of this Lease. Payment of rent by Lessee to Lessor shall be made monthly no later than the third day of the succeeding month. Verification documentation including daily breakdown sheets of Lessee’s previous month’s pari-mutuel daily handle shall accompany each month’s rental payment.

C.            Universal: Notwithstanding anything to the contrary noted above, Lessee guarantees to Lessor a gross annual rent during each year of this Lease of a sum not less than Eighty-Five Thousand ($85,000) Dollars for combined live and simulcasting rent. Any deficiency less than the $85,000 annual guaranteed sum shall be paid by Lessee to Lessor no later than December 31 of the calendar year of the year of the deficiency.

The annual minimum rent of $85,000 due and payable each and every year during the term of this Lease shall be adjusted annually in a sum equal to the corresponding annual percentage increase of the cost of living adjustment as published annually by the United States Department of Labor.

5.             Possession.

A.            Live Racing:  The number of live harness horse racing dates shall not be less than the number of days mandated by the State of Michigan, Office of Racing

Commissioner, as required by the Michigan Racing Law of 1995, Act 279 of the Public Acts of 1995, as amended, State Reg. 431.312, or any future adopted corresponding statutes, rules or regulations.

B.            Simulcast:  Lessee guarantees to Lessor that Lessee shall conduct simulcasting not less than 225 days per calendar year during the term of this Lease.

6.             Capital Improvements. Lessee shall contribute a minimum sum of Five Hundred Thousand ($500,000) Dollars in capital improvements to the facilities of Lessor over the term of this Lease under the following terms and conditions:

A.            $250,000 in improvements shall be provided by June 30, 2006, as follows:

(i)    Repavement of Jackson Trotting Association, LLC/Jackson Racing, Inc.’s parking lot to be completed by June 13, 2005;

(ii)   Improvements and renovations to the men’s and women’s bathrooms at the South end of the Grandstand to be completed by June 30, 2006;

(iii)  Replacement of all downspouts over the Grandstand seating area by June 30, 2006;

(iv)  Complete sandblast and painting on the West side of the Grandstand wall by June 30, 2006;

(v)   Other updates and improvements of the Clubhouse as determined necessary by Lessee;

(vi)  Replacement of the patio carpet by June 30, 2006; and

(vii) Repair of the leaking roof extension on the West side of the Grandstand by June 30, 2006.

B.            A minimum of $250,000 in additional capital improvements shall be completed prior to December 31, 2009. Said improvements shall be mutually agreed upon between the Lessor and Lessee in accordance with the provisions set forth more fully below. Additionally, Lessor and Lessee shall mutually negotiate and agree on all capital improvements to the Clubhouse and other facilities prior to the commencement of any improvement thereon.

C.            With respect to each capital improvement, Lessee shall solicit a minimum of three (3) bids from reputable local contractors capable of performing the improvements. Lessor and Lessee shall thereafter mutually select the contractor whose bid most responsibly meets the parties’ requirements in terms of scope of work, schedule and pricing. Should Lessor and Lessee be unable to mutually agree upon the contractor selected to perform the capital improvement, then either a local architect or civil engineer shall be retained, at a cost to be equally split between Lessor and Lessee, and the third party so selected shall select the contractor whose bid most reasonably and responsibly meets the capital improvement specifications in terms of scope, schedule and pricing. The bid and contractor selection processes shall fully and completely comply with MTR Gaming Group, Inc.’s Plan of compliance Review and Reporting System and Establishment of Compliance Committee Procedures as attached to Louis Aronson’s letter of April 11, 2005, to Kevin M. Thomson, Attorney for Jackson County/Jackson County Fair Board (see attached Exhibit B), and the Jackson County Contract for Professional Services Provision, Policy #2030, as set forth in the Jackson County Administrator/Controller’s letter of April 4, 2005, to Daniel B. Rakieten. (See attached Exhibit C.)

The lowest bid received for all capital improvement projects from the local contractors shall be used for the purpose of confirmation of the $500,000 in capital improvements to be provided to Lessor by Lessee as itemized above.

Failure of Lessee to make the minimum capital improvements by the deadlines indicated above shall be considered a material breach of this Lease.

7.             Sublease/Assignment. Lessee shall have no right to assign this Lease or any amendments thereto or to sublet the Premises or any portion thereof to any other party without the express prior written consent of Lessor, which consent shall not be unreasonably withheld; provided, nonetheless, that any assignment or sublease shall not relieve the Lessee of its covenants and obligations hereunder.

8.             Quiet Possession. Lessor covenants that it is lawfully seized of the Premises and has full right and power to enter into this Lease for the full term and upon all the conditions herein contained. Lessor will deliver full and complete possession of the Premises upon the payment of said rent and the performance of the covenants agreed to be performed. Lessee shall and may thereafter peaceably and quietly have, hold and enjoy the Premises for the said term.

9.             Alterations. Notwithstanding paragraph 6 above concerning capital improvements, Lessee shall not make or undertake any alterations or additions to the Premises including walls, floors, fixtures or grounds without the express prior written approval of Lessor. Any alterations or additions undertaken to the Premises, subsequent to the express written consent of Lessor, shall comply with paragraph 6 concerning capital improvements and shall be at Lessee=s sole cost and expense. Further, all improvements shall be of good workmanship and material. Lessor shall not unreasonably withhold its consent to any alterations or additions by Lessee.

10.           Maintenance. The Lessor agrees to maintain and repair the roof, foundation and outer walls, and make all structural changes or repairs thereto as may be required by governmental authority. Lessee shall maintain and repair all mechanical components of the Premises. Lessee shall maintain and repair all window and door glass, exterior doors, casings, frames or any of the appliances or appurtenances to the Premises. Lessee’s property insurance coverage on the Premises shall not contain an exclusion for plate glass. Lessee shall be liable for the expense of materials and all labor to repair and replace defective, damaged or deteriorated horse stalls and partitions.

No signs may be erected by Lessee on the Premises without prior written consent of Lessor. Lessor hereby consents to the continued use of the signs existing on the Premises as of June 13, 2005, and any replacement signs of like character and size. The Lessee shall maintain any signs erected in a good state of repair, save the Lessor harmless from any loss, costs or damage as a result of the maintenance, existence or removal of the same, and shall repair any damage which may be caused by the existence, maintenance or removal of such signs. At the end of this term, Lessee, if requested to do so by the Lessor, agrees to remove said sign or signs.

Lessee agrees to place poles for Lessor’s use in the grandstand stage area indicated by Lessor for concerts and/or shows held at the venue and Lessee further agrees to remove said poles from the Grandstand area in a timely manner mutually agreed upon by

Lessor and Lessee. Lessee shall assume all costs for the placement and removal of the poles.

Notwithstanding anything to the contrary herein, Lessee shall be responsible for and maintain the following during live race meets:  horse stalls, manure removal, race track maintenance, including hub rail, installation, repair and maintenance of judges’ stand and catwalk, and daily maintenance and clean up of the grandstand and the area between the grandstand and the track fence.

11.           Taxes and Others. Lessee shall pay all general real estate and personal property taxes that may be due and payable on the Premises during the term of the Lease before such taxes become delinquent and a charge against the Premises.

12.           Utilities. Lessee shall pay all charges of public and/or private utility companies for utilities furnished Lessee in the use of the Premises including charges for gas, oil, telephone, garbage, electricity and any municipal sewer and water. Lessor may require proof of payment of all utilities and Lessee shall provide proof of same.

13.           Damage or Destruction. It is further mutually understood and agreed between the Lessor and the Lessee that in the event the Premises are damaged or destroyed by fire or other casualty, the Premises shall be promptly and with reasonable dispatch fully repaired or restored, as the case may be, by the Lessor at its expense for the roof, foundation and outer walls, and by the Lessee for the remainder of the Premises; provided, however, that the Lessor’s obligation to repair or to restore shall be limited to the proceeds of any insurance recoverable by virtue of said fire or other casualty, and provided further, that the rent provided for shall abate entirely in case the entire Premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is untenantable, until the same shall be restored to a tenantable condition.

If the building upon the Premises shall be totally damaged or destroyed by fire or other casualty, or if the building on the Premises shall be damaged or destroyed by fire or other casualty to the extent of 50% or more of the total floor space, then, at the option of either party, this Lease may be cancelled. Such option may be exercised by written notice given by either party to the other within 30 days after the occurrence of such fire or other casualty. If either party shall fail to give notice to the other within the aforesaid period of 30 days, then this Lease shall continue for the balance of its term and the Lessor and the Lessee shall promptly repair or restore their respective interests in said building.

14.           Insurance. It shall be the obligation of Lessee to carry public liability and property damage insurance on the Premises, including the barns, in an amount consistent with the current adopted policy of the Jackson County Board of Commissioners and the Jackson County Fairgrounds, as may be amended from time to time, a copy of which is attached hereto and incorporated herein by reference as Exhibit D. Further, Lessee shall name Lessor as an additional named insured and shall provide Lessor with proof of said insurance which shall continue in full force and effect during this Lease.

Lessee shall cooperate and fully comply with Lessor with respect to any request of Lessor pertaining to the insurance coverage required hereunder, including submission of proof of insurance and/or payment of premiums for same.

In consideration of the rents and covenants herein specified, Lessee waives its right of recovery, if any, against Lessor for any loss to real or personal property including loss of revenue. Lessee further agrees it shall include in all fire and other hazard insurance policies covering the Premises and barns the following waiver of subrogation:

“It is hereby stipulated that this insurance shall not be invalidated should the insured waive in writing, prior to the loss, any and all rights of recovery against any party for loss occurring to the property described herein.”

15.           Injury to Persons. Lessee hereby covenants and agrees to keep, hold and save harmless the Lessor from any claim or suit for damage or injuries sustained upon the Premises by any person or persons caused by negligence on the part of the Lessee, its agents, employees and other persons with respect to whom Lessee may be liable. Lessor hereby covenants and agrees to keep, hold and save harmless the Lessee from any claim or suit for damage or injuries sustained upon the Premises by any person or persons caused by negligence on the part of the Lessor, its agents, employees and other persons with respect to whom Lessor may be liable.

16.           Bankruptcy or Insolvency. In the event that the Lessee shall become bankrupt or shall make a voluntary assignment for the benefit of creditors or in the event that a receiver of the Lessee shall be appointed, then at the option of the Lessor and upon five (5) days notice in writing to the Lessee of the exercise of such option, this Lease shall cease, terminate and come to an end.

17.           Injury to Premises by Lessee. In the event of any damage or injury to the Premises of any kind whatsoever caused by the carelessness, negligence or improper conduct on the part of the Lessee, its agents or employees, the said Lessee shall cause the said damage or injury to be repaired as speedily as possible at its own cost and expense.

18.           Use and Compliance with Laws. Lessee covenants and agrees to comply, at its own expense, with all present or future State of Michigan, including the State of Michigan Office of the Racing Commissioner, statutes, rules, regulations and requirements of any type and of any nature including Section 18 and all other provisions of the Michigan Racing Law of 1995, Act 279 of the Public Acts of 1995, as amended, and all other present or future police, sanitary, building or fire rules, codes, regulations and instructions imposed by any other governmental authority whatsoever, and municipal ordinances, all requirements or regulations of the Board of Fire Underwriters and all state and federal statutes, present or future, concerning the Premises, the use or occupation thereof.

Lessee otherwise covenants that it will keep and maintain the Premises in a neat and clean condition.

19.           Lessor Access. Lessor shall have reasonable access to the Premises during business hours for the purpose of examination or review of same, or to make any needful repairs or alterations. Any repairs or examination of the Premises shall not unnecessarily interfere with Lessee’s use of the Premises or the conduct of Lessee’s business thereon.

20.           Default by Lessee. In the event of default by Lessee in the payment of rent or the performance of any covenant or obligation to be kept or performed by Lessee, and should such default continue for a period of seven (7) days in the case of nonpayment of rent or thirty (30) days in the case of the material breach of any other covenant or obligation, after receipt by Lessee of a written notice from Lessor specifying such default, Lessor may thereafter without further notice of demand, enter on the Premises and take full and absolute possession thereof without such re-entry causing a forfeiture of the rent to be paid or the covenants to be performed by Lessee hereunder for the full term of this Lease and may thereafter lease or sublease the Premises for such rent as Lessor may reasonably obtain, crediting Lessee with the rent so obtained after deducting the costs Lessor reasonably incurs by such re-entry, leasing or subleasing, or the Lessor, at its election, may terminate the Lease and re-enter and take full and absolute possession of the Premises free from any further right or claim by Lessee.

21.           Rents and Notices. All notices required or furnished hereunder shall be mailed addressed as follows until such addresses are changed by thirty (30) days prior notice in writing:

To the Lessor:	Jackson County Fair Board
Attn: Manager
200 W. Ganson Street
Jackson, MI 49201

and

County of Jackson
Attn: Jackson County Administrator
120 W. Michigan Avenue
Jackson, MI 49201

To the Lessee:	Jackson Trotting Association, LLC
200 W. Ganson Street
P.O. Box 881
Jackson, MI 49204-0881

22.           Parking Lot. During simulcasting and live racing, Lessee’s exclusive parking lot is as defined in attached Exhibit A north of the line roughly defined as follows:  a line that runs east and west from the north boundary of the Fair Events Center (formerly known as the “Rollatorium”) to the so-called “new” telephone pole on the west end of the parking lot that angles to the northeast towards the racetrack plus the parking area north of the Grandstand per the attached diagram A.

Lessor’s exclusive parking shall be south of the line roughly defined as follows:  a line that runs east and west from the northern boundary of the Fair Events Center (formerly known as the “Rollatorium”) to the so-called “new” telephone pole on the west end of the parking lot that angles to the northeast towards the racetrack per the attached diagram A.

Lessor and Lessee shall have equal access on a first come, first serve basis to the East Midway Lot and the parking area north of the Fair Events Center on a first come, first serve basis. Access to the East Midway Lot shall not be allowed to Lessee during times when Lessor has booked an event in the East Midway Lot area.

If no event has been scheduled by Lessor at the Fair Events Center, Lessee may use the Fair Events Center parking lot pursuant to a non-exclusive license hereby granted by Lessor to Lessee as long as said use does not otherwise interfere with Lessor’s use of the Premises.

Lessor and Lessee shall cooperate and use their best efforts to resolve any and all parking issues that may arise from time to time. Diagram A is hereby incorporated by reference and is made a part hereof.

Further, Lessor and Lessee shall exchange information on the scheduling of various events so as to prevent any conflict.

Lessee shall perform daily cleanup of its parking areas, and any other areas used during the term of this Lease.

23.           Hold Over. In the event of the Lessee holds over after the termination of this Lease or any extension thereto, it is agreed that thereafter the tenancy shall be from month to month and not year to year term under the same terms and conditions, including rental payments, as provided herein.

24.           Successors and Assigns. It is agreed that all of the provisions herein contained are to be construed as covenants and agreements as if so specifically stated and that all of the terms and provisions hereof shall bind and inure to the benefit of the parties hereto, their heirs, representatives, successors and assigns.

25.           Application. Subject to Section 34, Lessee shall make application to the Michigan Racing Commissioner before the deadline established by the Michigan Office of Racing Commissioner each year during the term of this Lease for its required harness horse race meet license, requesting at least the minimum number of days required by the Michigan Racing Law of 1995, Act 279 of Public Acts of 1995, as amended, and as may be amended in the future, to be conducted on the Premises. If Lessee fails to make and file such annual application in the manner so required and within the time limited, this Lease may, at the option of Lessor, be declared null and void and of no further force or effect except that Lessee shall be obligated to Lessor for any and all rents that may be guaranteed and due and payable over the remaining term of the Lease. Lessee shall furnish to Lessor with a copy of its annual application to the Michigan Racing Commissioner within two (2) days subsequent to the filing of same.

26.           Prior Leases. This Lease supersedes, controls and takes precedence over all prior and previous Agreements, Letter Agreements and/or Leases between Lessor and Lessee involving live horse racing and simulcasting on the Premises.

Lessor and Lessee acknowledge this Lease is the full and complete expression of their Universal Lease and no other agreements, understandings or covenants not contained herein shall be binding unless reduced to writing and executed by the Lessor and Lessee.

27.           Interpretation. Words in the singular, plural, masculine, feminine and neuter as used herein shall have the meanings and be construed as required by the context of this demise and Lease.

28.           Governing Law. This Lease shall be construed pursuant to the laws of the State of Michigan.

29.           Force Majeure. If Lessee is prevented from completing performance of its live harness horse race meets or the guaranteed 225 minimum days of simulcasting as required by Paragraph 5 by an act of God, weather conditions resulting in the loss of electricity or work stoppage based on labor unrest, then Lessee shall be excused on a prorated basis for the rental obligations for each day Lessee is unable to race or simulcast as a direct result of an act of God, weather conditions resulting in loss of electricity or labor unrest.

30.           Surrender. Upon expiration of this Lease, including any extensions or renewal thereof, Lessee shall give and surrender peaceful possession of the Premises to Lessor in a condition as when taken, usual wear and tear and damage by the elements excepted. Lessee acknowledges that upon surrender of the possession of the demised Premises, any and all wiring, lighting equipment, fixtures, transformers, offices, betting booths, betting stalls, hub rail, money room and/or any other fixture attached to the Premises, including the judges’ stand and catwalk, shall be the sole and exclusive property of Lessor and shall be left on the Premises. Notwithstanding anything contrary to the above, Lessee shall have the right to remove the tote board, but not the electrical power source to the tote board, and such other equipment which is not a fixture on the Premises.

31.           Notice of Default. Lessor and Lessee agree and acknowledge that in the event of any claimed default on the part of either party to this Lease, notice of such claimed default shall be served in writing in accordance with paragraph 21 above and each party shall be given notice as provided in the Michigan Summary Proceedings Act within which time to cure and correct such alleged default including seven (7) day notice for non-payment of rent and thirty (30) day notice for any breach of this Lease.

32.           Waiver. The failure of Lessor to insist upon the strict performance of the terms, covenants, conditions and agreements contained in this Lease, or any of them,

shall not constitute or be construed as a relinquishment or waiver of Lessor’s rights to thereafter enforce any of the terms, covenants, conditions or agreements of this Lease.

33.           Lessee’s Rights to Concessions. Lessee shall be entitled to the sole and exclusive right to all concession income generated during live race meets or simulcasting, including, but not limited to, food, beverage and alcohol, program and parking sales.

34.           Lessee’s Warrant; Relocation of Racing. Lessee represents, covenants and warrants to Lessor that Lessee’s intent and purpose is and Lessee shall make the capital improvements referenced in paragraph 6 above, to keep and maintain harness horse race meets in Jackson County and that Lessee shall not assign, convey or transfer Jackson County horse race dates elsewhere. Should Lessee relocate its harness horse race meets and simulcasting to another location during the term of this Lease, Lessee shall, as a condition of its relocation elsewhere, post a surety bond from a surety company selected by Lessor from the U.S. Department of Labor Approved Surety List naming the Jackson County Fair Board and Jackson County Fair as obligee for the dollar value of any remaining capital improvements required by paragraph 6 above not completed as well as for the minimum rent then due and owing over the remaining term of this Lease. The posting of said surety bond shall be a material condition of Lessee’s ability to vacate the premises. Should Lessee vacate the premises without the posting of the surety bond as hereinbefore provided, Lessee consents to the entry of a temporary restraining order and a preliminary injunctive order from the Circuit Court for the County of Jackson to enjoin and prevent Lessee from relocating to new premises until such time as the surety bond required hereunder shall be posted.

Notwithstanding Lessee’s obligation to post the surety bond as hereinbefore provided, should Lessee vacate the premises, Lessor shall be under no obligation to mitigate its damages and Lessor shall be free to re-lease the premises without reduction or termination of the sums of money owed by Lessee over the remaining term of this Lease.

Should Lessee vacate the premises prior the expiration of the lease term, the above surety bond obligation shall also include the dollar value of any capital improvements required by Lessee pursuant to paragraph 6, not yet completed by Lessee.

In the event Lessee vacates the premises prior to the end of the lease term, Lessor shall be under no obligation nor shall Lessor be required to transfer its track license and Lessor may keep the track license for its use; provided Lessor will not oppose any application of Lessee for a track license for a different site in Jackson County.

35.           Portable Stalls. The portable stalls owned by Lessor shall be made available for use by Lessee during Lessee’s live harness horse race meets. Lessor shall be responsible for assembly and disassembly for use during the Jackson County Fair Period and Lessee’s live harness horse race meets. As long as Lessee remains on the Premises under this Lease, Lessor shall not lease to any other entity or otherwise allow the portable stalls to be removed from the Premises. To the extent the portable stalls are owned by Lessee, Lessee, in consideration of the terms and covenants of this Lease, hereby conveys, transfers and assigns over to Lessor all right, title and interest in said portable stalls.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement on the 6th day of December 2005, to be effective as of January 1, 2005.

Lessor:

In Presence of:	COUNTY OF JACKSON

	By:	/s/ Clifford E. Herl
Clifford E. Herl
		Its:	Chairman, Jackson County
Board of Commissioners

Lessee:

JACKSON TROTTING
ASSOCIATION, LLC

	By:	/s/ Daniel Rakieten
Daniel Rakieten
Its: Member